EXHIBIT 99.1

Know Labs Launches Know Labs Technology Licensing (KTL)

Company to Drive Monetization of its Patented Platform Technology Across Diverse Industries

Seattle, WA – January 21, 2025 – Know Labs, Inc. (NYSE American: KNW), a pioneering leader in the development and application of radio frequency dielectric spectroscopy (RFDS), is proud to announce the formation of its new business unit, Know Labs Technology Licensing, (KTL). Modeled after the successful Qualcomm Technology Licensing (QTL) framework, KTL will be dedicated to licensing Know Labs’ robust intellectual property (IP) portfolio to corporate partners, academic institutions and research organizations, fostering innovation and accelerating the adoption of RFDS platform technology across a broad range of industries and the academic and scientific ecosystem.

The launch of KTL represents a pivotal milestone in Know Labs’ strategic growth plan. While the company remains focused on leveraging RFDS for transformative applications in non-invasive medical diagnostics with a first focus on blood glucose monitoring, KTL will unlock additional value by enabling external partners to integrate RFDS technology into applications spanning industrial processes, consumer electronics, automotive advancements, and Internet-of-Things (IoT) networks.

“With the creation of KTL, we are taking a bold step forward to amplify the reach and impact of our RFDS platform,” said Ron Erickson, CEO and Chairman at Know Labs. “This initiative not only positions Know Labs as a patent licensing leader in advanced RF spectroscopy technology but also opens the door for collaborative innovation in industries far beyond medical diagnostics.  Frankly, the breadth and scale of opportunities presented to us requires an open model of collaboration between corporate partners and leading academic research institutions.”

“When we announced the formation of our Skunkworks in May 2024, to explore opportunities to leverage our platform technology beyond non-invasive medical diagnostics”, said Erickson, “we didn’t expect the large number of third parties expressing interest in exploring potential applications for our RFDS technology. This prompted our formation of KTL to codify and streamline our approach to working with partners and research collaborators. As an early example, we recently announced a program to commercialize a “smart steering wheel” for safety applications in the automotive industry to advance Know Labs’ leadership in automotive medical IoT sensors. We now see a number of opportunities to leverage our RFDS technology as a highly sensitive “change or difference detector,” with important applications in a range of industrial processes. Working with academic institutions and research organizations, we see opportunities to commercialize our patented data collection application development platform for use in clinical research. We will provide Software Development Kits (SDKs) and our toolbox of RFDS test automation products to our licensing partners.”

KTL will operate with a dual focus: monetizing Know Labs’ IP assets to generate licensing revenues and creating widespread adoption of RFDS technology as an industry standard. This move aligns with Know Labs’ commitment to delivering shareholder value while advancing groundbreaking technology that addresses real-world challenges.  KTL is a direct response to unsolicited inbound demand.

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Notice of Non-Affiliation and Disclaimer

Qualcomm, and its subsidiary Qualcomm Technology Licensing (QTL), are registered trademarks of Qualcomm, Inc. Know Labs is not affiliated, associated, authorized, endorsed by, or in any way officially connected with Qualcomm, Inc., or any of its subsidiaries or its affiliates.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses radio frequency spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to be able to integrate into a variety of wearable, mobile or bench-top form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. Among the Company’s first expected applications of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration (FDA) clearance prior to its introduction to the market.  Other products, developed through KTL may not require such prior FDA approval.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Know Labs, Inc. Contact:

Investor Relations

 T: 206-903-1351

ask@knowlabs.co

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